INCORPORATED UNDER THE LAWS OF THE STATE OF NEW JERSEY

NUMBER 0000

SHARES

Global Agri - Med Technologies, Inc.

AUTHORIZED COMMON STOCK: 40,000,000 SHARES
NO PAR VALUE

CUSIP # 37954V 10 4

This certifies that

SPECIMEN

Is the record holder of

• Shares of **Global Agri - Med Technologies, Inc.**, Common Stock •

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:

Roger L. Filler, PRESIDENT

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - .... Custodian.............
TEN ENT - as tenants by the entireties	(Cust) (Minor)
JT TEN - as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act.......................... (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, _______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated ______________

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.